UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2011

Commission File Number: 0-053150

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 17th Street, Suite 2800S Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(720) 204-1150
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers.

On April 22, 2011, Timothy H. Simons submitted his written resignation as a director from the Company’s Board of Directors. Mr. Simons was not a member of any committee of the Board of Directors at the time of his resignation. Mr. Simons stated that his resignation was based on his desire to retire considering his age. Nothing was stated that Mr. Simons’ resignation was the result of any disagreement between him and the Company on any matter relating to the Company’s operation, policies or practices. A copy of Mr. Simons’ resignation is attached hereto as an Exhibit.

The Company has provided Mr. Simons with a copy of this current report prior to the filing thereof and informed him that he has the opportunity to provide the Company with correspondence stating whether he agrees or disagrees with the disclosure contained in this current report. The Company will file any such correspondence from Mr. Simons as an exhibit to this current report or as an amendment thereto.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
17.1	Letter of Resignation (Timothy Simons)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: April 26, 2011	By: /s/ Mark Schaftlein
Mark Schaftlein, Chief Executive Officer